140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100959061-73
	Filing Date and Time 12/28/2010 10:00 AM
	Entity Number E0481892006-6

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Intelasight, Inc.
Name of merging entity

Washington
Jurisdiction

Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Iveda Corporation
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn: PTSGE Corp.

c/o: Gary Kocher
925 Fourth Avenue, Suite 2900
Seattle, WA 98104

3) Choose one:

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Iveda Corporation
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Intelsight, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) **Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:**

Article I has been deleted in its entirety and is replaced with the following amendment:

"Name of Corporation: Iveda Solutions, Inc."

6) **Location of Plan of Merger (check a or b):**

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) **Effective date (optional)**:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Intelasight, Inc.
Name of merging entity

X [signature] President 12-22-10
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

and,

Iveda Corporation
Name of surviving entity

X [signature] President 12-22-10
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER
between
IVEDA CORPORATION, a Nevada Corporation
and
INTELASIGHT, INC., a Washington Corporation

This Agreement and Plan of Merger (the "**Agreement**") is made and entered into this 22 day of December, 2010, by and between Iveda Corporation, a Nevada corporation (the "**Surviving Corporation**"), and Intelasight, Inc., a Washington corporation and wholly-owned subsidiary of the Surviving Corporation ("**Intelasight**"). The Surviving Corporation and Intelasight are sometimes referred to jointly as the "**Constituent Corporations**" in this Agreement.

RECITALS

A. Each of the Constituent Corporations is a corporation organized and existing under the laws of the state indicated in the first paragraph of this Agreement.

B. The stockholders and directors of the Surviving Corporation and the sole shareholder and directors of Intelasight have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective stockholders that Intelasight be merged with and into the Surviving Corporation pursuant to the provisions of the Nevada Revised Statutes and the Washington Business Corporation Act.

NOW, THEREFORE, in consideration of the premises hereof and the mutual agreements herein contained, and in accordance with the laws of the states of Nevada and Washington, the Constituent Corporations do hereby agree that, subject to the terms and conditions hereinafter set forth, (i) Intelasight shall be merged with and into the Surviving Corporation (the "**Merger**"); (ii) the Surviving Corporation shall be named, and shall do business as, Iveda Solutions, Inc., and be governed by the laws of the state of Nevada; and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

ARTICLE I

The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Date of the Merger shall constitute the "**Articles**" of the Surviving Corporation within the meaning of RCW 23B.01.400 of the Washington Business Corporation Act and Section 78.010 of the Nevada Revised Statutes; provided, however, that Article 1 is amended as follows:

Name of Corporation: Iveda Solutions, Inc.

ARTICLE II

The Surviving Corporation irrevocably appoints the Secretary of State of Nevada to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of any Constituent Corporation or to enforce the rights of a dissenting stockholder

pursuant to Section 92A.190(2)(a) of the Nevada Revised Statutes, and agrees to promptly pay to any dissenting stockholder that is a party to the merger the amount, if any, to which they are entitled under or created pursuant to Nevada Revised Statutes 92A.300 or 92A.500, inclusive.

ARTICLE III

On the Effective Date of the Merger, the outstanding shares of common stock of Intelasight shall be canceled. The outstanding shares of common stock of the Surviving Corporation, and the certificates representing such shares, shall be unaffected by the merger.

ARTICLE IV

The effect of the Merger shall be as provided by the applicable provisions of the laws of Nevada and Washington. Without limiting the generality of the foregoing, and subject thereto, on the Effective Date of the Merger: the separate existence of Intelasight shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority of a public, as well as a private, nature, of all of the Constituent Corporations; all obligations belonging or due to any of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein vested in any of the Constituent Corporations shall be vested in and become the obligations of the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against any of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

If at any time after the Effective Date of the Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments, and assurances of law or any other things are necessary or desirable to vest, perfect, confirm, or record in the Surviving Corporation the title to any property, rights, privileges, powers, and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporations last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments, and assurances of law, and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers, and title to such property, rights, privileges, powers, and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

ARTICLE V

As used in this Agreement, the **"Effective Date of the Merger"** shall mean the close of business on December 31, 2010.

ARTICLE VI

This Agreement may be terminated and the Merger abandoned by mutual consent of the directors of the Constituent Corporations at any time prior to the Effective Date of the Merger.

ARTICLE VII

Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, or corporation, other than the Constituent Corporations and their respective stockholders, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first above written.

INTELASIGHT, INC.,
a Washington corporation

By: /s/ David Ly
David Ly
President and Chief Executive Officer

IVEDA CORPORATION,
a Nevada corporation

By: /s/ David Ly
David Ly
Chief Executive Officer